                                                                                                Exhibit 99.1


                                                                                        Amount of Securities
                                           Securities Acquired (A) or Disposed of (D)   Beneficially Owned
  Title of     Transaction   Transaction                                                Following Reported
  Security        Date          Code         Amount         (A) or (D)      Price       Transaction(s)
                                                                                              49,086
Common Stock     5/8/2007         S              200            D           $55.48            48,886
Common Stock     5/8/2007         S            1,300            D           $55.49            47,586
Common Stock     5/8/2007         S           15,200            D           $55.50            32,386
Common Stock     5/8/2007         S            1,000            D           $55.51            31,386
Common Stock     5/8/2007         S              300            D           $55.52            31,086
                                           ---------
                                              18,000
                                           ---------